Exhibit 99.1

CoBiz Financial Announces Closing of $57 Million Common Stock Offering

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.5 billion in assets, announced that on July 20, 2009, it had raised $57 million through the previously announced public offering of 12,670,000 shares of the Company’s common stock at a price of $4.50 per share. The offering was underwritten by Keefe, Bruyette and Woods, Inc. and provided net proceeds to the Company of approximately $53.5 million after deducting underwriting discounts and commissions and estimated offering expenses.

“Our ability to successfully raise capital in today’s challenging market is a testament to the strength of our franchise”, said Chairman and CEO Steve Bangert.  “Our capital levels before the offering were significantly above the regulatory thresholds required to be considered “Well Capitalized” and this additional capital will put our capital ratios at an all-time high.  Our strong capital base coupled with the recently announced hiring of new market presidents — Toby Day in Arizona and Scott Page in Colorado — will enable us to increase our market presence and take advantage of strategic opportunities as they arise.”

The shares were issued pursuant to a prospectus supplement filed as part of a shelf registration statement previously filed with the Securities and Exchange Commission on Form S-3 (No. 333-139500).

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state in which such offer, solicitation or sale would be unlawful.  The registration statement relating to the common stock has been filed with the Securities and Exchange Commission and is effective. A prospectus supplement and accompanying prospectus may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

Sue Hermann 303.312.3488

About CoBiz Financial

CoBiz Financial Inc. (www.cobizfinancial.com) is a $2.5 billion financial holding company headquartered in Denver. The Company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through CoBiz Trust, Alexander Capital Management Group and Wagner Investment Management, Inc.; and employee and executive benefits consulting and wealth transfer services through Financial Designs, Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•	Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.
•	Our ability to complete the offering.
•	Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.
•	Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.
•	Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.
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Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•	Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.
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The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•	Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.
•	Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.
•	Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.